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                                                                  EXHIBIT 10.16

                            STOCK ISSUANCE AGREEMENT

          THIS STOCK ISSUANCE AGREEMENT (this "Agreement"), dated as of November 20, 1996, by and between CardioDynamics International Corporation, a California corporation ("CDIc"), and Suzy W. Duff ("S. Duff") and Wallace E. Duff, Trustee of Mid America Ent. Money Purchase Pension Plan ("W. Duff") (collectively, the "Purchasers").

                                   ARTICLE I.

                               PURCHASE OF SHARES

     SECTION 1.1 PURCHASE OF SHARES. (a) Upon the terms and subject to the conditions set forth herein, upon the execution and delivery of this Agreement, CDIc shall issue and sell 112,629 shares of common stock of CDIc to S. Duff for $298,000 cash and 29,102 shares of common stock of CDIc to W. Duff for $77,000 cash.

     SECTION 1.2 PAYMENT AND DELIVERY AT CLOSING. At the Closing occurring at the same time as the execution and delivery of this Agreement, CDIc shall deliver to S. Duff a duly executed share certificate representing 112,629 shares of CDIc common stock, against payment in full of the purchase price, and to W. Duff a duly executed share certificate representing 29,102 shares of CDIc common stock, against payment in full of the purchase price.

                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.1 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchasers hereby jointly and severally represent and warrant to CDIc as follows:

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          (a)  AUTHORITY.  Each of the Purchasers has the full right, power and authority to enter into, execute, deliver and carry out the terms of this Agreement and the transactions contemplated hereby and to perform her/his obligations hereunder. This Agreement constitutes the valid and binding obligation of the Purchasers enforceable in accordance with its terms.

          (b) CONSENTS AND APPROVALS. All authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies to permit the Purchasers to execute and deliver this Agreement, and to perform their obligations hereunder, have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect.

          (c) NO VIOLATIONS. Neither the execution or delivery by the Purchasers of this Agreement, nor the consummation by the Purchasers of the transactions herein contemplated, nor the fulfillment by the Purchasers of the terms and provisions hereof (i)will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, judgment or award of any court, governmental department, board, agency or instrumentality or any arbitrator, applicable to either of the Purchasers or (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument to which either of the Purchasers is a party.

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          (d)  INVESTMENT INTENT.

               (1) Each of the Purchasers has received, carefully read and understood the documents provided to her/him by CDIc, including CDIc's most recent Form 10-KSB and the three following Forms 10-QSB. Additionally, CDIc has afforded her/him access to and ample opportunity to obtain other information regarding CDIc. She/he has not relied on any oral representations of any kind.

               (2) Each of the Purchasers has such knowledge and experience in financial and business matters (including experience with investments of a similar nature), that she/he is capable of evaluating the merits and risks of an investment in CDIc common stock.

               (3) The CDIc common stock is being acquired solely for her/his own account for investment only and not with a view to or for any resale or distribution thereof or with any present intention of distributing or selling all or any part of such securities. She/he agrees that the CDIc common stock is UNREGISTERED and may not be transferred except upon registration under the Securities Act of 1933, and under any applicable state securities or "blue sky" laws, or upon receipt by CDIc of evidence in form and substance reasonably satisfactory to CDIc, to the effect that such transfer may be made without registration under the Securities Act of 1933 and applicable state securities or "blue sky" laws. The Purchasers' share certificates representing CDIc common stock will bear a legend to that effect. CDIc has no obligation to register the Purchasers' CDIc common stock.

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               (4)  Each of the Purchasers recognizes that the purchase of the
CDIc Common Stock by her/him is a speculative investment that involves a high degree of risk and is suitable only for persons with the financial capability of making and holding long-term investments not readily reducible to cash.

     SECTION 2.2 REPRESENTATIONS AND WARRANTIES OF CDIC. CDIc hereby represents and warrants as follows:

          (a) AUTHORITY. CDIc is a validly existing California corporation in good standing. CDIc has the full right, power and capacity necessary to enter into, execute, deliver and perform its obligations under this Agreement. This Agreement constitutes a valid and binding agreement of CDIc, enforceable in accordance with its terms.

          (b) CONSENTS AND APPROVALS. All authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies to permit CDIc to execute and deliver, and to perform its obligations under, this Agreement have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect.

          (c) NO VIOLATIONS. Neither the execution or delivery by CDIc of this Agreement, nor the consummation by CDIc of the transactions herein contemplated, nor the fulfillment by CDIc of the terms and provisions hereof (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, judgment or award of any court, governmental department, board, agency or instrumentality or any arbitrator, applicable to CDIc, or

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(ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument to which CDIc is a party.

          (d) CAPITALIZATION. The current capitalization of CDIc consists of 50,000,000 shares of authorized Common Stock, 29,377,076 shares of which are outstanding, and 500,000 shares of Preferred Stock, 235,944 shares of which are outstanding. In addition, options to purchase 1,168,000 shares of Common Stock are outstanding.

          (e)  NO MISSTATEMENTS OR OMISSIONS.    The oral and written
information regarding CDIc provided, inside and outside this Agreement, by CDIc to the Purchasers does not contain any misstatements of a material fact or omit to state anything necessary to avoid making materially misleading the statements which were provided.

                                  ARTICLE III.

                                    COVENANTS

     SECTION 3.1 MARKET STAND-OFF AGREEMENT. Each of the Purchasers hereby agrees that, during the period of duration (not to exceed 180 days) specified by CDIc and an underwriter of Common Stock or other securities of CDIc, following the effective date of a registration statement of CDIc filed under the Securities Act of 1933, she/he will not, to the extent requested by CDIc and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to transferees or donees who agree to be similarly bound) any securities of CDIc held by

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her/him at any time during such period; PROVIDED, HOWEVER, that all officers and directors of CDIc enter into similar agreements. In order to enforce the foregoing covenant, CDIc may impose stop-transfer instructions with respect to the Purchasers' CDIc Common Stock until the end of such period. CDIc is NOT representing to the Purchasers that it will engage in any such public offering by any particular date, or ever.

     SECTION 3.2 RESCISSION/REINVESTMENT OPTION. CDIc is considering making in the near future a private placement of securities, which may or may not be on the same terms and conditions as this Agreement. CDIc shall have no obligation to the Purchasers to make any private placement of securities. Nonetheless, if within the next four months CDIc does make through an outside placement agent a private placement of securities in excess of $2,000,000, not counting this Agreement's $375,000 and a recent direct investment of approximately $250,000, CDIc shall so notify the Purchasers in writing and the Purchasers shall have an option, which shall expire 15 days after such notice, to rescind their purchase of CDIc common stock under this Agreement on condition that they immediately reinvest the $375,000 in the CDIc securities offered in the private placement, on whatever terms and conditions are established for the private placement.

                                   ARTICLE IV.

                                  MISCELLANEOUS

     SECTION 4.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and completely supersedes all prior or contemporaneous agreements, understandings, arrangements,

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commitments, negotiations and discussions of the parties, whether oral or written (all of which shall have no substantive significance or evidentiary effect). Each party acknowledges, represents and warrants that this Agreement is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties. The parties specifically intend that the literal words of this Agreement shall, alone, conclusively determine all questions concerning the parties' intent.

     SECTION 4.2 WAIVERS. The failure at any time of any party hereto to require performance by any other party hereto of any responsibility or obligation required by this Agreement shall in no way affect a party's right to require such performance at any time thereafter, nor shall the waiver by the party of a breach of any provision of this Agreement by any other party constitute a waiver of any other breach of the same or any other provision of this Agreement nor constitute a waiver of the responsibility or obligation itself.

     SECTION 4.3 ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto, and, for S. Duff, her administrators, executors, personal representatives, beneficiaries, heirs or legatees.

     SECTION 4.4 NOTICES. In any case where any notice or other communication is required or permitted to be given under this Agreement such notice or communication shall be in writing and (a)personally delivered,(b) sent by registered United States mail, postage prepaid, return receipt requested,(c) transmitted by telecopy or (d) sent by way of a recognized overnight courier service, with instructions to deliver on the next business day, in each case as follows:

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          (i)  If to CDIc, to:
               6155 Cornerstone Court East
               Suite 125
               San Diego, CA  92121
               Attn:  President
               Telecopy:  (619) 535-0055

               with a copy to:

               Hayden J. Trubitt
               Brobeck, Phleger & Harrison LLP
               550 West "C" Street, Suite 1200
               San Diego, California  92101
               Telecopy:  (619) 234-3848

          (ii) If to the Purchasers:

               c/o Suzy W. Duff
               11127 William Plaza
               Omaha, NE  68144
               Telecopy:  (402) 393-3715

          All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, (ii) on the fifth day following posting if by registered United States mail, (iii) when sent if by confirmed telecopy or (iv) on the next business day following deposit with an overnight courier.

     SECTION 4.5 THIRD PARTY RIGHTS. Nothing in this Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any person other than the Purchasers and CDIc, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     SECTION 4.6 CHOICE OF LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California without giving effect to the principles of conflict of laws of the State of California.

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     SECTION 4.7  SEVERABILITY.  All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

     SECTION 4.8 ENFORCEMENT OF AGREEMENT. Any action or proceeding brought by any party to this Agreement, in connection with or relating to this Agreement or any provision hereof, shall be brought only in a federal or state court of competent jurisdiction in San Diego County, California. Each of the parties hereto, solely in connection with any such action or proceeding, does hereby (a) submit to the jurisdiction of any such court,(b) waive any defense of or relating to lack of jurisdiction with respect to any such action or proceeding in any such court, and (c) agree not to claim improper venue or attempt to transfer such proceeding out of such court.

     SECTION 4.9 REFERENCES TO AGREEMENT. Any reference herein to this Agreement shall be deemed to be a reference to such Agreement as the same may be modified, varied, amended or supplemented from time to time by the parties in accordance with the provisions hereof. Unless the context otherwise expressly requires, the words "herein," "hereof" and "hereunder" and other words of similar importance refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

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     SECTION 4.10  HEADINGS, ETC.  The Article and Section headings in this
Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural. References herein to masculine, feminine or neuter pronouns shall be construed to refer to another gender when the context may require.

     SECTION 4.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     SECTION 4.12 SURVIVAL. All acknowledgments, representations and warranties made by any party herein shall survive the Closing.

     SECTION 4.13 AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by each of the parties hereto.

     SECTION 4.14 AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties shall cooperate and use her/his/its respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     SECTION 4.15 FURTHER ACTION. If at any time hereafter any party shall consider that any further agreements, documents, instruments or assurances in law or any other things are necessary or desirable to carry out the provisions of this Agreement, the parties to this Agreement shall execute and deliver any and all such agreements,

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documents, instruments or assurances in law and do all other things necessary or proper which shall be reasonably requested to carry out the provisions of this Agreement.

     SECTION 4.16 EXPENSES. All expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby shall be borne solely and entirely by the party which has incurred the same.

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Issuance Agreement to be duly executed and delivered as of the day and year first written above.

                              CARDIODYNAMICS INTERNATIONAL
                                CORPORATION



                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:



                              --------------------------------------------------
                                   SUZY W. DUFF



                              --------------------------------------------------
                                   WALLACE E. DUFF, TRUSTEE
                                   OF MID AMERICA ENT.
                                   MONEY PURCHASE PENSION PLAN



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